UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

CORNELL COMPANIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

THE GEO GROUP AND CORNELL COMPANIES FILE DEFINITIVE JOINT
PROXY STATEMENT AND SCHEDULE SPECIAL STOCKHOLDER MEETINGS

Boca Raton, Fla. — July 16, 2010 — The GEO Group (NYSE:GEO) (“GEO”) and Cornell Companies (NYSE:CRN) announced today the filing of a definitive joint proxy statement in connection with the previously announced Agreement and Plan of Merger (the “Merger Agreement”) between GEO, Cornell, and GEO Acquisition III, Inc., pursuant to which Cornell will become a wholly owned subsidiary of GEO.

GEO has scheduled a special meeting of GEO stockholders to consider and vote upon the issuance of GEO common stock in connection with the transactions contemplated by the Merger Agreement. The special meeting of GEO stockholders will take place on Thursday, August 12, 2010 at 10:00 a.m. (Eastern Time) at the Boca Raton Resort & Club, 501 East Camino Real, Boca Raton, Florida 33432. Cornell has scheduled a special meeting of Cornell stockholders to consider and adopt the Merger Agreement.  The special meeting of Cornell stockholders will take place on Thursday, August 12, 2010 at 10:00 a.m. (Central Time) at the executive offices of Cornell located at 1700 West Loop South, Suite 1500, Houston, Texas 77027.

GEO and Cornell stockholders of record as of the close of business on July 2, 2010, will be entitled to notice of the respective special meeting and to vote at the special meeting. The closing of the transaction remains subject to GEO and Cornell stockholder approval, as well as other customary closing conditions.

About The GEO Group

The GEO Group (http://www.geogroup.com) is a world leader in the delivery of correctional, detention, and residential treatment services to federal, state, and local government agencies around the globe. GEO offers a turnkey approach that includes design, construction, financing, and operations. GEO represents government clients in the United States, Australia, South Africa, and the United Kingdom. GEO’s worldwide operations include the management and/or ownership of 62 correctional and residential treatment facilities with a total design capacity of approximately 60,000 beds, including projects under development.

About Cornell Companies

Cornell Companies, Inc. (http://www.cornellcompanies.com) is a leading private provider of corrections, treatment and educational services outsourced by federal, state and local governmental agencies.  Cornell provides a diversified portfolio of services for adults and juveniles, including incarceration and detention, transition from incarceration, drug and alcohol treatment programs, behavioral rehabilitation and treatment, and grades 3-12 alternative education in an environment of dignity and respect, emphasizing community safety and rehabilitation in support of public policy.  At December 31, 2009, the Company had 68 facilities in 15 states and the District of Columbia and a total service capacity of 21,392.

Contact at GEO: Pablo E. Paez, Director, Corporate Relations, 1-866-301-4436

Contact at Cornell: Charles Siegel, Vice President, Public Policy, 1-713-623-0790

Important Additional Information About the Transaction

This press release may be deemed to be solicitation material in respect of the proposed merger between GEO and Cornell. The proposed transaction will be submitted to the respective stockholders of GEO and Cornell for their consideration. In connection with the proposed transaction, GEO has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, as amended, that includes a definitive joint proxy statement of GEO and Cornell and that also constitutes a prospectus of GEO. The respective stockholders of the companies are urged to read the definitive Joint Proxy Statement/Prospectus and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You may obtain a free copy of the definitive Joint Proxy Statement/Prospectus, as well as other filings containing information about the Companies at the SEC’s Internet site (http://www.sec.gov). Copies of the definitive Joint Proxy Statement/Prospectus and the SEC filings that are incorporated by reference in the Joint Proxy Statement/Prospectus can be obtained, free of charge, by directing a request to Pablo E. Paez, Director, Corporate Relations, (561) 999-7306, ppaez@geogroup.com, One Park Place, Suite 700, 621 Northwest 53rd Street, Boca Raton, Florida.

Participants in the Solicitation

GEO, Cornell and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding GEO’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended January 3, 2010, which was filed with the SEC on February 22, 2010, and its proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 24, 2010, and information regarding Cornell’s directors and executive officers is available in Cornell’s Annual Report on Form 10-K, for the year ended December 31, 2009, which was filed with the SEC on February 26, 2010 and its Form 10-K/A, which was filed with the SEC on April 30, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the definitive Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the future filings of GEO and Cornell with the SEC, in press releases and in oral and written statements made by or with the approval of GEO or Cornell, as applicable, that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Forward-looking statements are typically identified by words or phrases such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “continue,” “remain,” “should,” “forecast,” and other words and terms of similar meaning. These forward-looking statements involve a number of risks, uncertainties and assumptions which are difficult to predict. GEO and Cornell caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the proposed merger between GEO and Cornell, including future financial and operating results, cost savings, enhanced revenues and accretion to reported earnings that may be realized from the merger; (ii) statements of plans, objectives and expectations of GEO and Cornell or their managements or Boards of Directors, including the expected timing of completion of the transaction; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) the failure of Cornell’s stockholders to approve the merger; (ii) the failure of GEO’s shareholders to approve the issuance of shares of GEO common stock in connection with the merger; (iii) the risk that GEO and Cornell may be unable to obtain any governmental and regulatory approvals required for the merger, or that any required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; (iv) the risk that a condition to closing of the merger may not be satisfied; (v) the time required to consummate the proposed merger; (vi) the risk that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (vii) the risk that the expected increased revenues, EBITDA, net income, and free cash flow may not be fully realized or may take longer to realize than expected; (viii) revenues following the merger may be lower than expected; (ix) the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; (x) material differences in the actual financial results of the merger compared with expectations, including the full realization of anticipated cost savings and revenue enhancements and the impact of the merger on GEO’s future earnings per share; (xi) disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; (xii) the focus of management on merger-related issues; (xiii) local, regional, national and international economic conditions and the impact they may have on GEO and Cornell and their customers and GEO’s and Cornell’s assessment of that impact; (xiv) GEO’s common stock price volatility; (xv) legislation affecting the correctional industry as a whole, and/or GEO and Cornell and their subsidiaries individually or collectively; (xvi) containing costs and expenses; (xvii) governmental and public policy changes; (xviii) the outcome of any pending and future litigation and governmental proceedings; and (xix) continued availability of financing. Additional factors that could cause GEO’s or Cornell’s results to differ materially from those described in the forward-looking statements can be found in GEO’s and Cornell’s respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to GEO or Cornell or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Each forward-looking statement speaks only as of the date of the particular statement and neither GEO nor Cornell undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

###